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                                                                     EXHIBIT 3.7

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         TRAVELCENTERS PROPERTIES, L.P.


                  The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

                  1. The name of the limited partnership is TravelCenters Properties, L.P.

                  2. The name and address of the registered agent is CT Corporation System, 1209 Orange Street, Wilmington, Delaware 19801.

                  3. The name and address of the general partner is as follows:

                           TA Operating Corporation
                           24601 Center Ridge Road, Suite 200
                           Westlake, Ohio  44145-5634

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Limited Partnership of TravelCenters Properties, L.P. as of the 7th day of November, 2000.


                                   TA OPERATING CORPORATION



                                       /s/ Steve Lee
                                   By:____________________________________
                                   Name:  Steve Lee
                                   Title: Vice President & General Counsel